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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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                                 NAME                                                    STATE OF INCORPORATION
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Concentra Management Services, Inc.......................................................Nevada
Concentra Preferred Systems, Inc.........................................................Delaware
First Notice Systems, Inc................................................................Delaware
Focus Healthcare Management, Inc.........................................................Tennessee
Hillman Consulting, Inc..................................................................Nevada
CRA Managed Care of Washington, Inc......................................................Washington
CRA-MCO, Inc.............................................................................Nevada
Drug-Free Consortium, Inc................................................................Texas
Concentra Managed Care Services, Inc.....................................................Massachusetts
Concentra Health Services, Inc. (doing business as Concentra Medical Centers)............Nevada
Concentra Managed Care Business Trust....................................................Massachusetts
OccuCenters I, L.P. (doing business as Concentra Medical Centers)........................Texas
OCI Holdings, Inc.(doing business as Concentra Medical Centers)..........................Nevada
Concentra Laboratory, L.L.C. (doing business as Advanced Toxicology Network).............Delaware
Concentra Preferred Business Trust.......................................................Massachusetts
HealthNetwork Systems, L.L.C.............................................................Delaware
Medical Network Systems, LLC.............................................................Delaware
Focus Healthcare Business Trust..........................................................Massachusetts
MetraComp, Inc...........................................................................Connecticut
NHR Michigan, Inc........................................................................Delaware
NHR Washington, Inc......................................................................Delaware
Concentra Iowa, L.L.C. (doing business as Concentra Medical Centers).....................Iowa
Concentra Berks Lancaster, L.L.C. (doing business as Concentra Medical Centers)..........Delaware
Managed Prescription Program Joint Venture...............................................Arizona
Tucson Occupational Medicine Partnership
    (doing business as Concentra Medical Centers)........................................Arizona
OHC of Oklahoma, L.L.C. (doing business as Concentra Medical Centers)....................Oklahoma
Concentra Occupational Healthcare Harrisburg, L.P.
   (doing business as Concentra Medical Centers).........................................Pennsylvania
Concentra Arkansas, L.L.C. (doing business as Concentra Medical Centers).................Delaware
Concentra South Carolina, L.L.C. (doing business as Concentra Medical Centers)...........Delaware
Concentra New Orleans, L.L.C. (doing business as Concentra Medical Centers)..............Delaware
Concentra St. Louis, L.L.C. (doing business as Concentra Medical Centers)................Delaware
Concentra Birmingham, L.L.C. (doing business as Concentra Medical Centers)...............Delaware
Concentra Vanderbilt, L.L.C. (doing business as Concentra Medical Centers)...............Delaware
Concentra Winston-Salem, L.L.C. (doing business as Concentra Medical Centers)............Delaware
Concentra-UPMC, L.L.C. (doing business as Concentra Medical Centers).....................Delaware
Occupational Health Ventures, L.L.C. (doing business as Concentra Medical Centers).......Pennsylvania
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